SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2004

INTERNATIONAL SMART SOURCING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road Farmingdale, New York		11735
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Item 8.01          Other Events

          People’s Bank (the “Bank”) has extended the $1,500,000 Commercial Revolving Loan Agreement with International Smart Sourcing, Inc. (the “Company”) to November 30, 2005 (the “Extension”).

          The Extension is on the same terms and conditions of the Commercial Revolving Loan Agreement dated July 29, 2003 with the exception of the following modifications. The definition of “tangible net worth” has been revised to mean stockholder equity plus subordinated debt less intangible assets of the borrower.  The Company is required to maintain a tangible net worth of not less than $2,100,000 on September 30, 2005 which required amount shall increase by $100,000 in each quarter thereafter.  Mr. Harry Goodman, an officer and director of the Company, has been released from his personal guaranty of the Commercial Revolving Loan Agreement.  Additionally, the Bank has permitted the Company to make a payment of $54,600 in principal and interest to certain subordinated debtors of the Company.

Exhibits

99.1    Press Release dated December 1, 2004

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December1, 2004

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

David Hale President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 1, 2004

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